Exhibit 5.1

D 404.885.3000

F 404.885.3900

August 31, 2022

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), on or about the date hereof, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the SEC the following securities that may be issued by the Company (the “Securities”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act:

1.	Common Stock, par value $0.01 per share, of the Company (the “Common Stock”);

2.	Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”);

3.	Warrants of the Company to purchase other Securities (the “Warrants”); and

4.	Units of the Company comprised of two or more of the Securities, in any combination, which may or may not be separable from one another (the “Units”).

Each series of Preferred Stock is to be issued under the Charter Documents (defined below) and a certificate of designation (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware. The Warrants are to be issued pursuant to one or more warrant agreements between the Company and a warrant agent (the “Warrant Agreements”). The Units are to be issued pursuant to one or more unit agreements between the Company and a unit agent or other party therein (the “Unit Agreements”).

For purposes of the opinions expressed below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated (the “Charter Documents”), (ii) the Registration Statement and all exhibits thereto, (iii) the specimen Common Stock certificate of the Company, and (iv) certain corporate records of the Company, certificates of public officials and of representatives of the Company, and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

August 31, 2022 Page 2

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a prospectus supplement will have been prepared and filed with the SEC describing any Securities that are offered, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement or term sheet, (vii) each of the Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the board of directors of the Company (the “Board”) or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of each of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, Certificate of Designation, Warrant Agreement, or Unit Agreement, as the case may be, (ix) each of the Securities will have been duly executed and countersigned, (x) the Board will have determined that the consideration to be received for any Company Stock to be issued is adequate, (xi) the Company will have received the consideration provided for in the Company Authorizing Resolutions and any applicable purchase, underwriting or similar agreement and as contemplated by any applicable prospectus supplement, (xii) the applicable Warrant Agreement and Unit Agreement will be duly authorized, executed and delivered by the parties thereto, (xiii) each person signing the Certificate of Designation, Warrant Agreement, and Unit Agreement, as applicable, will have the legal capacity and authority to do so, (xiv) with respect to the Company Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xvi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, and (iv) the choice of law in each of the agreements is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

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In expressing the opinion set forth above, no opinion is expressed with respect to any law other than the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Delaware), municipal law or the laws of any local agencies within any state, including, without limitation, Delaware.

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents and the Company Authorizing Resolutions, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to shares of Preferred Stock, when (i) the Certificate of Designation has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents and the Company Authorizing Resolutions, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. The Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP